Exhibit 10.2

PROMISSORY NOTE

$	Dallas, Texas	March 7, 2007

FOR VALUE RECEIVED, the undersigned, North American Technologies Group, Inc. (“NATK”), a Delaware corporation (herein called “Maker”), whose address is 429 Memory Lane, Marshall, Texas 75672, hereby promises to pay to the order of                                                     (herein sometimes called “Payee”), the principal sum of                                                                                                                                    , or so much thereof from time to time outstanding as shall be advanced, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Payee at                                                                                            , or at such other place as from time to time may be designated by the holder of this Note or in such other form as Payee may designate or consent.

This Note is one of a series of notes aggregating $2,000,000 made by the parties to that certain Securities Purchase Agreement dated as of September 15, 2006 and the Maker. The effective date of this Note shall be the date on which the Maker receives all of the executed Notes from the respective Payees and all of the executed Conversion Agreement and Amendments from the holders of the Maker’s 7% Convertible Debentures, due July 1, 2008, and the principal amount of this note shall be advanced one business day after Maker’s delivery of a certificate to Payee that all such executed Notes and Conversion Agreement and Amendments have been delivered to Maker.

As herein provided the unpaid Principal Amount of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at the Applicable Rate, provided that in no event shall the Applicable Rate exceed the Maximum Rate. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Rate.” The Applicable Rate shall be Seven Percent (7%) per annum, compounding quarterly.

“Default Rate.” The Default Rate shall be the Maximum Rate.

“Loan.” The $299,513 loan to be made to Maker by Payee which is evidenced hereby.

“Maturity Date.” The earlier of October 31, 2007 or the date on which Maker receives funding of a financing for a minimum of $2 million.

“Maximum Rate.” The maximum interest rate permitted under applicable law, it being understood that, if applicable law provides for a ceiling under Chapter 301, Subchapter A of the Texas Credit Title (as may be amended from time to time), such ceiling shall be the “weekly” ceiling.

“Principal Amount.” That portion of the Loan evidenced hereby as is from time to time outstanding.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty upon written notice thereof given to Payee at least five (5) days prior to the date to be fixed therein for prepayment, and upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed. If the Maker does not prepay all of the Notes of the series of which this Note is a part, the Maker shall prepay all such Notes pro rata based upon the original principal amounts of all such Notes.

The Principal Amount and accrued interest shall be due and payable on the Maturity Date. Failure to pay all such amounts on the Maturity Date (unless previously prepaid) shall be an event of default.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the Maker at any time after the occurrence of a default hereunder, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. The Maker shall make each payment which it owes hereunder not later than twelve o’clock, noon, Dallas, Texas, time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Payee after such time will be deemed to have been made on the next following business day. As used herein, the term “business day” shall mean any day other than a Saturday or Sunday or any other day on which commercial banks are authorized or required by law to be closed in Dallas, Texas.

Payee and Maker intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have a good faith reason to believe, based on the advice of counsel, that the Loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and Maker agrees that the Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED

STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER CONTAINED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE IN CONNECTION WITH THE LOAN, ANY AND EVERY RIGHT IT MAY HAVE TO (I) A TRIAL BY JURY AND (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM). Nothing herein contained shall prevent or prohibit Maker from instituting or maintaining a separate action against the holder of this Note with respect to any asserted claim.

Signed as of the 7th day of March 2007.

MAKER:
NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

By:
Neal Kaufman, Chief Executive Officer

PAYEE:

By:
Name:
Title: